UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2019

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Noble Energy, Inc. (the “Company”) annual meeting of shareholders on April 23, 2019 (the “Annual Meeting”), holders of an aggregate of 483,584,388 shares of the Company’s common stock at the close of business on February 22, 2019, were entitled to vote at the meeting, of which 438,616,810, or approximately 90.7% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
Proposal #1 - To elect the nine nominees as members of the Board of Directors (the “Board”) of the Company to serve until the next annual meeting of the Company’s shareholders:

Name	For	Against	Abstain	Broker Non-Vote
Jeffrey L. Berenson	407,091,302	6,820,687	222,326	24,482,495
Michael A. Cawley	401,810,155	12,097,363	226,797	24,482,495
James E. Craddock	306,928,938	106,980,771	224,606	24,482,495
Barbara J. Duganier	411,739,139	2,155,224	239,952	24,482,495
Thomas J. Edelman	403,876,698	9,994,002	263,615	24,482,495
Holli C. Ladhani	390,959,440	22,934,635	240,240	24,482,495
David L. Stover	403,548,923	10,357,367	228,025	24,482,495
Scott D. Urban	406,625,779	7,283,582	224,954	24,482,495
William T. Van Kleef	407,864,953	6,047,253	222,109	24,482,495

Proposal #2 - To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year 2019:

For	Against	Abstain
435,171,730	3,210,749	234,331

Proposal #3 - To approve, in an advisory vote, executive compensation:

For	Against	Abstain	Broker Non-Vote
336,700,975	76,530,863	902,477	24,482,495

Proposal #4 - To approve amendment and restatement of the 2017 Long-Term Incentive Plan to authorize additional shares:

For	Against	Abstain	Broker Non-Vote
385,075,990	28,839,970	218,355	24,482,495

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	April 24, 2019	By:	/s/ Rachel G. Clingman
Rachel G. Clingman
Senior Vice President, General Counsel and Corporate Secretary